UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2015

BERKSHIRE HILLS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 North Street, Pittsfield, Massachusetts	01201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:       (413) 443-5601

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 2, 2015, Berkshire Hills Bancorp, Inc. (the "Company") announced that its Board of Directors authorized a new stock repurchase program, pursuant to which the Company may repurchase up to 500,000 shares of the Company's common stock, representing approximately 1.6% of the Company’s issued and outstanding shares. The new stock repurchase program follows the completion of the Company’s prior stock repurchase program. The timing of the purchases will depend on certain factors, including but not limited to, market conditions and prices, available funds, and alternative uses of capital. The stock repurchase program may be carried out through open-market purchases, block trades, negotiated private transactions or pursuant to a trading plan adopted in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934. Any repurchased shares will be recorded as treasury shares.

Item 9.01.                 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
  (d)  Exhibits. Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BERKSHIRE HILLS BANCORP, INC.
Date: December 2, 2015	By:	/s/ Josephine Iannelli
Josephine Iannelli
Senior Executive Vice President and Chief Financial Officer
(Duly Authorized Representative)